UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LexingtonPark Parent Corp.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	27-0423711 (I.R.S. Employer Identification No.)

1209 Orange St. Wilmington, Delaware (Address of principal executive offices)	19801 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:

Class A Common Stock, par value $0.01 per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-160525

Securities to be registered pursuant to Section 12(g) of the Act:  None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.                    Description of Registrant’s Securities to be Registered

A description of the Class A Common Stock, $0.01 par value per share, to be registered hereunder is contained in the section entitled “Description of Capital Stock of New Parent” in the Prospectus included in the Registrant’s Registration Statement on Form S-4, File No. 333-160525, as amended, which was initially filed with the Securities and Exchange Commission on July 10, 2009 (including any subsequent amendments thereto, the “Registration Statement”), and is incorporated herein by reference.  The prospectus filed pursuant to Rule 424(b) following the effective date of the Registration Statement is incorporated by reference into this registration statement on Form 8-A.

Item 2.                    Exhibits

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LEXINGTONPARK PARENT CORP.

Date: October 30, 2009

By	/s/ Jeffrey M. Solomon
	Name:	Jeffrey M. Solomon
	Title:	President

By	/s/ Christopher A. White
	Name:	Christopher A. White
	Title:	Vice President